Exhibit 99.1

PRESS RELEASE

GMH Communities Trust

10 Campus Boulevard

Newtown Square, PA 19073

FOR IMMEDIATE RELEASE

GMH Communities Trust Announces

2007 Fourth Quarter and Year End Results

NEWTOWN SQUARE, PA – February 28, 2008--- GMH Communities Trust (NYSE: GCT), one of the leading providers of housing, lifestyle and community solutions for college students and members of the U.S. military and their families, today reported results for the 2007 fourth quarter and year ended December 31, 2007.

Results of Operations

The Company reported net income of $2.8 million for the fourth quarter of 2007, or $0.07 per diluted share, as compared to a net loss of $1.3 million, or ($0.03) per diluted share, for the same period the prior year. Funds from operations (FFO) for the fourth quarter of 2007 were $15.6 million, or $0.22 per diluted share, compared to $9.8 million, or $0.13 per diluted share, for the fourth quarter of 2006. The Company had 71,208,439 weighted-average diluted common shares and units of limited partnership interests outstanding for the 2007 fourth quarter.

For the year ended December 31, 2007, the Company reported net income of $31.4 million, or $0.76 per diluted share, as compared to a net loss of $5.0 million, or ($0.12) per diluted share, for the year ended December 31, 2006.  FFO for the year ended December 31, 2007 was $48.5 million, or $0.67 per diluted share, compared with $34.1 million, or $0.47 per diluted share, for the full year 2006. The Company had 72,508,608 weighted-average diluted common shares and units of limited partnership interest outstanding for the year ended December 31, 2007.

Net income and FFO for the three months and year ended December 31, 2007 included a gain of approximately $1.5 million, or $0.02 per diluted share, relating to the sale of development land, and $383,000, or $0.01 per diluted share, relating to insurance recoveries from the Company’s class action/securities litigation.  Net income and FFO for the year ended December 31, 2007 were impacted by charges totaling $1.8 million, or $(0.03) per diluted share, relating to the Company’s settlement of its class action/securities litigation.

Net income from continuing operations for the three months ended December 31, 2007 was $2.9  million, or $0.07 per diluted share, as compared to a net loss of $1.7 million, or $(0.04) per diluted share, for the comparable quarter in the prior year.  Net income from our continuing operations for the year ended December 31, 2007 was $13.5 million, or $0.33 per diluted share, as compared to a net loss of $6.0 million, or $(0.14) per diluted share, for the year ended December 31, 2006. Net income from continuing operations for the three months and year ended December 31, 2007 included insurance recoveries relating to class action/securities litigation and gain on the sale of development land referred to in the preceding paragraph.

Adjusted net income and adjusted net income from continuing operations for the fourth quarter was approximately $2.0 million, or $0.05 per diluted share, and $2.1 million, or $0.05 per diluted share, respectively, representing net income before approximately $1.5 million ($0.8 million, net of minority interest) in gain resulting from the sale of development land during the three months ended December 31, 2007. Adjusted EBITDA, representing net income (loss) from continuing operations before minority interest, interest expense, income taxes, depreciation and amortization, gain on sale of development land, insurance recoveries relating to securities litigation and Audit/Special Committee expenses, totaled $30.9 million for the fourth quarter of 2007, as compared to $29.2 million for the comparable quarter last year, representing an increase of $1.7 million or 5.8%.

Adjusted net income for the year ended December 31, 2007 was $0.9 million, or $0.02 per diluted share, representing net income before $53.7 million ($30.5 million, net of minority interest) in gain resulting from the sale of development land and student housing properties to third parties and the sale of student housing properties to joint ventures during the year ended December 31, 2007. Adjusted net loss from continuing operations for the year ended December 31, 2007 was $300,000, or $(0.01) per diluted share, representing net loss before gain from the sales of student housing properties to joint ventures and development land. Adjusted EBITDA, representing net income (loss) from continuing operations before minority interest, interest expense, income taxes, depreciation and amortization, gain on sales to joint ventures and the sale of land, insurance recoveries relating to securities litigation and Audit/Special Committee expenses, totaled $115.4 million for the twelve months ended December 31, 2007, as compared to $93.9 million for the year ended December 31, 2006, representing an increase of $21.5 million or 22.9%.

The financial tables and schedules accompanying this press release contain reconciliations of each of (i) FFO, adjusted net income (loss), adjusted net income (loss) from continuing operations, and adjusted EBITDA to net income (loss) from continuing operations, the most directly comparable GAAP measure, and (ii) FFO per diluted share and adjusted net income (loss) per diluted share to earnings (loss) per diluted share, the most directly comparable GAAP measure.

Business Segment Review for 2007 Fourth Quarter and Year End

Student Housing Owned Properties Segment

•                  Net income from continuing operations relating to the Company’s student housing owned properties segment was $317,000, based on total revenue from continuing operations of $47.1 million during the fourth quarter of 2007, as compared with a net loss from continuing operations during the comparable quarter last year of $(321,000), based on total revenues from continuing operations of $50.7 million.

•                  Total revenues for same store properties, representing 52 properties owned during the three months ended December 31, 2007 and 2006, remained constant at $33.0 million as compared with the prior year period; while total property operating expenses increased $232,000, or 1.5%, to $16.2 million.

•                  Total revenues for same store properties, representing 43 properties owned during the year ended December 31, 2007 and 2006, remained constant at $132.0 million, as compared with the prior year; while total property operating expenses increased by $735,000, or 1.1%, to $66.3 million.

•                  During the fourth quarter of 2007, the Company acquired 13 parcels of land located in Amherst, NY, aggregating 22—acres for development of a student housing property, for a purchase price of approximately $6.8 million. Also during the quarter, the Company sold these land parcels to American Campus Communities, Inc., resulting in a net gain on the sale of approximately $1.5 million.

•                  As of February 26, 2008, pre-lease occupancy for the Company’s portfolio for the Fall 2008 academic year was approximately 41% compared to approximately 40% at the same time last year.

At year end, the Company owned, or had ownership interests in, 72 student housing properties containing a total of 13,232 units and 42,670 beds and seven undeveloped or partially developed parcels of land held for development as student housing properties. This portfolio included eight properties containing a total of 1,140 units and 4,160 beds in which the Company held a 10% interest through joint ventures with third parties, and for which the Company provides management services. In addition to properties held through joint ventures, the Company currently manages a total of 12 student housing properties owned by others, containing a total of 2,239 units and 7,156 beds, including 48 units and 262 beds under construction.

Military Housing Segment

•                  On October 1, 2007, the military housing division commenced operations for its Navy Southeast Region project. Project financing was completed in November 2007, at which time development, construction and renovation of family housing for the project commenced. The project has initial development period (IDP) costs of approximately $690 million, making this project one of the largest public-private venture housing initiatives to date and covering approximately 5,269 end-state housing units.

•                  On November 1, 2007, the military housing division finalized agreements for its Vandenberg Air Force Base project located in Lompoc, CA.  The 50-year term of the project commences with a five-year IDP that includes the design, construction and/or renovation, as well as the overall management, maintenance and operational responsibilities for 867 end-state housing units, with IDP costs of approximately $163 million.

•                  During the fourth quarter of 2007 the Company announced that it had been selected as the Highest Ranked Offeror (HRO) by the Department of the Air Force for its AMC West project, with estimated IDP costs in excess of $400 million and covering an estimated 2,435 end-state housing units.

•                  As of December 31, 2007, the Company earned fees for providing development, construction, renovation and management services on 12 military housing projects, encompassing 37 military bases with an aggregate of 25,288 end-state housing units.

•                  Net income relating to the military housing segment for the three months ended December 31, 2007 was $9.2 million, based on total revenue of $13.4 million (net of $33.8 million of expense reimbursements), as compared with net income of $5.5 million for the same quarter last year, based on total revenue of $8.0 million (net of $15.7 million in expense reimbursements). Net income relating to the military housing segment for the year ended December 31, 2007 was $28.6 million, based on total revenue of $41.1 million (net of $85.1 million of expense reimbursements), as compared with net income of $21.7 million for the year ended December 31, 2006, based on total revenue of $30.1 million (net of $63.6 million in expense reimbursements).

During the first quarter of 2008, the Company also announced that it had finalized agreements with the Army to be the private sector developer for the unaccompanied personnel housing (UPH) at Fort Stewart located in Hinesville, Georgia. The project is coterminous with the existing 50-year ground lease relating to the Company’s Fort Stewart/Hunter family housing project and commences with a two-year IDP that includes design, construction, management, maintenance and operational responsibilities for an estimated 334 end-state housing units with project costs of approximately $37.0 million.

The Company also is in active negotiations to finalize the acquisition of its interest in the Fort Jackson and West Point projects with the Army, and the AMC West project with the Air Force.   The Fort Jackson and AMC West projects are expected to commence operations during the second quarter, and the West Point project during the third quarter of 2008.

Announcement of Sale of Company

As reported on February 12, 2008, GMH Communities Trust has entered into a securities purchase agreement with a U.S. subsidiary of Balfour Beatty plc for the sale of the Company’s military housing division, and a merger agreement with American Campus Communities, Inc. relating to the acquisition of the student housing division.  The Company expects the transactions contemplated under these agreements to be completed during the second quarter of 2008.

Conference Call

Management will not be conducting its conference call previously scheduled for February 29, 2008 due to the recently announced pending sale of the Company.

Supplemental Information

The Company will produce a supplemental information package that provides details regarding its operating performance, investing activities and overall financial position for the 2007 fourth quarter and year end. A copy of this supplemental information package will be available on the Company’s website at www.gmhcommunities.com under the Investor Relations section.

Non-GAAP Financial Measures

This press release contains non-GAAP (“Generally Accepted Accounting Principles”) information that is generally provided by most publicly traded REITs and that we believe may be of interest to the investment community. Reconciliations of all non-GAAP financial measures to GAAP financial measures are included in a schedule accompanying this press release.

About GMH Communities Trust

GMH Communities Trust (“GMH”) (www.gmhcommunities.com) is a publicly-traded Maryland real estate investment trust (REIT). We are a self-advised, self- managed, specialty housing company focused on providing housing to college and university students residing off-campus and to members of the U.S. military and their families residing on or near bases throughout the United States. GMH also provides property management services to third- party owners of student housing properties, including colleges, universities, and other private owners. The Company, based in Newtown Square, PA, employs more than 2,200 people throughout the United States.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are based on our current expectations, estimates and projections about future events and financial trends affecting us are “forward-looking statements.” Forward- looking statements can be identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate” or other comparable terminology. These statements are inherently subject to risks and uncertainties, including the risks relating to our business presented in our filings with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This press release does not constitute an offer of any securities for sale. In connection with the merger, American Campus Communities, Inc. (“ACC”) intends to file with the SEC a registration statement on Form S-4, which will include a proxy statement/prospectus of GMH and ACC and other relevant materials in connection with the proposed transactions. Investors and security holders of GMH are urged to read the proxy statement/prospectus and the other relevant material when they become available because they will contain important information about GMH, ACC and the proposed transactions. The proxy statement/prospectus and other relevant materials (when they become available), and any and all documents filed by GMH or ACC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by GMH by directing a written request to GMH Communities Trust, 10 Campus Boulevard, Newtown Square, Pennsylvania 19073, Attention: Investor Relations. Investors and security holders may obtain free copies of the documents filed with the SEC by ACC by directing a written request to American Campus Communities, Inc., 805 Las Cimas Parkway, Suite 400, Austin, Texas 78746 Attention: Investor Relations. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTIONS.

ACC, GMH and their respective executive officers, directors and trustees may be deemed to be participants in the solicitation of proxies from the security holders of GMH in connection with the merger. Information about those executive officers and directors of ACC and their ownership of ACC common stock is set forth in the proxy statement for ACC’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on March 29, 2007. Information about the executive officers and trustees of GMH and their ownership of GMH common shares is set forth in the proxy statement for GMH’s 2007 Annual Meeting of Shareholders, which was filed with the SEC on May 8, 2007. Investors and security holders may obtain additional information regarding the direct and indirect interests of ACC, GMH and their respective executive officers, directors and trustees in the Merger by reading the proxy statement and prospectus regarding the Merger when they become available.

For more information contact:

Financial Relations Board

Joe Calabrese

212.827.3772

*******Financial Tables Follow *******

See Supplemental Information Package for Additional Financial Information

GMH COMMUNITIES TRUST
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and number of shares)

	December 31, 2007	December 31, 2006

ASSETS
Real estate investments:
Student housing properties	$1,419,894	$1,659,422
Accumulated depreciation	(95,830)	66,855
	1,324,064	1,592,567
Corporate assets:
Corporate assets	10,142	9,427
Accumulated depreciation	(1,582)	1,002
	8,560	8,425

Cash and cash equivalents	15,727	22,539
Restricted cash	20,816	16,955
Accounts and other receivables, net:
Related party	23,288	17,131
Third party	4,824	2,762
Investments in joint ventures
Military housing projects	70,264	37,987
Student housing properties	1,284	—
Deferred contract costs	1,883	2,344
Deferred financing costs, net	4,338	5,103
Lease intangibles, net	40	2,468
Deposits	629	907
Other assets	13,129	4,802
Total assets	$1,488,846	$1,713,990
LIABILITIES AND BENEFICIARIES’ EQUITY
Notes payable	$961,531	$1,028,290
Note facility and line of credit	53,605	199,435
Accounts payable	10,263	3,213
Accrued expenses	30,448	27,257
Dividends and distributions payable	11,759	12,077
Liabilities related to assets held for sale	—	—
Other liabilities	17,738	28,446
Total liabilities	1,085,344	1,298,718

Minority interest	136,422	157,972
Commitments and contingencies	—	—
Beneficiaries’ equity:
Common shares of beneficial interest, $0.001 par value; 500,000,000 shares authorized, 41,621,594 and 41,567,146 issued and outstanding at December 31, 2007, and December 31, 2006, respectively	42	42
Preferred shares—100,000,000 shares authorized, no shares issued or outstanding	—	—
Additional paid-in capital	331,155	325,347
Cumulative earnings	32,755	1,324
Cumulative dividends	(96,872)	(69,413)
Total beneficiaries’ equity	267,080	257,300
Total liabilities and beneficiaries’ equity	$1,488,846	$1,713,990

GMH COMMUNITIES TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share information)

	Three months	Three months	Year	Year
	ended	ended	ended	ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
	(unaudited)	(unaudited)	(audited)	(audited)

REVENUE:
Rent and other property income	$47,061	$50,623	$188,889	$169,166
Expense reimbursements:
Related party	34,536	15,866	86,860	64,230
Third party	1,971	811	8,942	7,668
Management fees:
Related party	3,526	2,210	11,429	8,481
Third party	714	746	2,877	3,167
Other fee income- related party	10,015	5,758	32,790	21,635
Other income	134	296	735	546
Total revenue	97,957	76,310	332,522	274,893

OPERATING EXPENSES:
Property operating expenses	22,632	22,016	90,684	78,878
Reimbursed expenses	36,507	16,677	95,802	71,898
Real estate taxes	4,449	4,521	17,773	16,050
Administrative expenses	4,800	4,548	17,410	17,682
Securities litigation and Audit/Special Committee expenses	(383)	1,123	1,844	7,821
Depreciation and amortization	10,768	11,451	44,679	40,207
Interest	14,524	18,481	61,816	51,752
Total operating expenses	93,297	78,817	330,008	284,288

Income (loss) before equity in earnings of unconsolidated entities, income taxes, gain on sale to joint venture and minority interest from continuing operations	4,660	(2,507)	2,514	(9,395)
Equity in earnings of unconsolidated entities	1,375	673	4,524	3,523
Income (loss) from continuing operations before income taxes, gain on sale to joint venture and minority interest	6,035	(1,834)	7,038	(5,872)
Income tax expense	2,425	1,239	7,616	4,733
Income (loss) before gain on sale to joint venture and minority interest from continuing operations	3,610	(3,073)	(578)	(10,605)
Gain on sale to joint venture	1,473	—	24,341	—
Minority interest (income) loss attributable to continuing operations	(2,170)	1,340	(10,252)	4,625
Net income (loss) from continuing operations	2,913	(1,733)	13,511	(5,980)

Discontinued Operations:
Income from discontinued operations before minority lnterest	(99)	752	2,125	1,762
Gain on sale of student housing properties	(16)	—	29,339	—
Minority interest (income) loss attributable to discontinued operations	49	(312)	(13,544)	(768)
Income from discontinued operations	(66)	440	17,920	994
Net income (loss)	$2,847	$(1,293)	$31,431	$(4,986)

PER SHARE INFORMATION:
Basic earnings (loss) per common share:
Continuing operations	$0.07	$(0.04)	$0.33	$(0.14)
Discontinued operations	(0.00)	0.01	0.43	0.02
	$0.07	$(0.03)	$0.76	$(0.12)

Basic weighted-average shares outstanding	41,564,104	41,494,521	41,533,616	40,889,508

Diluted earnings (loss) per common share:
Continuing operations	$0.07	$(0.04)	$0.33	$(0.14)
Discontinued operations	(0.00)	0.01	0.43	0.02
	$0.07	$(0.03)	$0.76	$(0.12)
Diluted weighted-average shares/units outstanding	71,208,439	73,129,171	72,508,608	73,344,995

GMH COMMUNITIES TRUST
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands, except share and per share information)

	2007	2006
Cash flows from operating activities:
Net (loss) income	$31,431	$(4,986)
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities from continuing operations:

Minority interest	23,796	(3,857)
Gain on sale of properties to joint venture and land sale	(24,341)	—
Gain on sale of student housing properties	(29,339)	—
Depreciation	41,832	35,072
Amortization:
Lease intangibles	2,267	5,342
Amortization of debt premium	(2,267)	(1,958)
Deferred loan costs	3,087	3,982
Other amortization	929	643
Bad debt expense	1,284	2,403
Equity in earnings of unconsolidated entities in excess of distributions received	(1,800)	(904)
Changes in operating assets and liabilities:
Restricted cash	(3,861)	(5,259)
Accounts and other receivables	(9,533)	(879)
Deferred contract costs	462	(1,412)
Deposits and other assets	(8,586)	1,496
Accounts payable	7,202	1,687
Accrued expenses and other liabilities	(746)	11,862
Net cash provided by discontinued operations	(513)	3,377
Net cash provided by operating activities	29,763	46,609

Cash flows from investing activities:
Acquisition of real estate	(12,804)	(367,308)
Disposition of properties	143,145	—
Capitalized expenditures	(16,308)	(18,547)
Distributions received from unconsolidated entities in excess of earnings	940	412
Contributions to unconsolidated entities	(30,425)	—
Discontinued operations	(9)	(1,343)
Net cash provided by (used in) investing activities	84,539	(386,786)

Cash flows from financing activities:
Owner distributions	(47,989)	(65,748)
Redemption of unit holders	(19,674)	(45)
Proceeds from mortgage notes payable	144,297	256,339
Repayment of mortgage notes payable	(49,161)	(4,187)
Line of credit borrowings	157,105	327,435
Line of credit payments	(302,933)	(164,000)
Payment of financing costs	(2,571)	(5,011)
Discontinued operations	(186)	15,693
Net cash provided by (used in) financing activities	(121,114)	360,476
Net increase (decrease) in cash and cash equivalents	(6,812)	20,299
Cash and cash equivalents, beginning of period	22,539	2,240
Cash and cash equivalents, end of period	$15,727	$22,539

Supplemental information
Real estate acquired by assuming debt including debt premium	$—	$47,388
Interest paid	$62,828	$51,318
Income taxes paid	$6,615	$4,683

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

Funds From Operations

Funds from operations, or FFO, is a widely recognized measure of REIT performance. Although While FFO is not a GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do. NAREIT defines FFO as net income (loss) before minority interest of unitholders, excluding gains (losses) on sales of depreciable operating property and extraordinary items (computed in accordance with GAAP), plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. The GAAP measure that we believe to be most directly comparable to FFO, net income (loss), includes depreciation and amortization expenses, gains or losses on property sales and minority interest. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial tables included in the financial statements that we file with the Securities and Exchange Commission. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

Diluted funds from operations per share (“Diluted FFO per share”)

Diluted FFO per share, or sometimes referenced as FFO per diluted share, is (1) FFO adjusted to add back any convertible preferred share dividends and any other changes in FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged. However, the computation of Diluted FFO per share does not assume conversion of securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period. The Company believes that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating its FFO results in the same manner that investors use earnings per share in evaluating net income available to common shareholders. In addition, since most equity REITs provide Diluted FFO per share information to the investment community, the Company believes Diluted FFO per share is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share. Diluted FFO per share, as it is based on FFO, has most of the same limitations as FFO (described above); management compensates for these limitations by using the measure simply as a supplemental measure that is weighed in the balance with other GAAP and non-GAAP measures.

The following table presents a reconciliation of FFO to net income (loss), and FFO per diluted share to earnings (loss) per diluted share, for the three and twelve months ended December 31, 2007 and December 31, 2006 (in thousands, except for per share data):

	Three months ended	Three months ended	Twelve months ended	Twelve months ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006

FUNDS FROM OPERATIONS (FFO)
Net income (loss)	$2,847	$(1,293)	$31,431	$(4,986)

Add:
Minority interest attributable to continuing operations	2,170	(1,340)	10,252	(4,625)
Minority interest attributable to discontinued operations	(49)	312	13,544	768
Depreciation on real property	10,462	11,062	42,189	37,816
Depreciation on unconsolidated joint ventures	147	—	407	—
Amortization of lease intangibles	10	1,055	2,488	5,167
Gain on sale of properties to joint ventures	—	—	(22,491)	—
Gain on sale of student housing properties	16	—	(29,339)	—
FFO	$15,603	$9,796	$48,481	$34,140

FFO per share/unit – basic	$0.22	$0.13	$0.67	$0.47
Weighted-average shares/units outstanding – basic	71,208,439	73,119,138	72,508,608	72,512,791

FFO per share/unit – fully diluted	$0.22	$0.13	$0.67	$0.47
Weighted-average shares outstanding – fully diluted	71,208,439	73,129,171	72,508,608	73,344,995

EPS – basic	$0.07	$(0.03)	$0.76	$(0.12)
Weighted-average shares outstanding – basic	41,564,104	41,494,521	41,533,616	40,889,508

EPS – fully diluted	$0.07	$(0.03)	$0.76	$(0.12)
Weighted-average shares outstanding – fully diluted	71,208,439	73,129,171	72,508,608	73,344,995

Adjusted Net Income (Loss), Adjusted Net Income (Loss) From Continuing Operations and Adjusted EBITDA

This press release includes references to adjusted net income, adjusted net income (loss) from continuing operations and adjusted EBITDA.

Adjusted net income (loss) represents net income (loss) as adjusted for gain from sales of student housing properties to third parties and joint ventures during the second and third quarters of 2007, and gain on the sale of land held for development during the fourth quarter of 2007. Adjusted net income (loss) from continuing operations represents net income from continuing operations as adjusted for gain on sales to joint ventures and the sale of land. We believe adjusted net income (loss) and adjusted net income (loss) from continuing operations are useful measures of our operating performance, as they provide us with a measure of our profitability, by removing the gains from non-operating activities, enabling us to analyze our operating performance on a comparable basis to our competitors, regardless of capital structure.  Adjusted net income (loss) and adjusted net income (loss) from continuing operations, as calculated by us, may not be comparable to these measures as reported by other companies that do not define them exactly as we define the term.  Adjusted net income (loss) and adjusted net income (loss) from continuing operations do not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) from continuing operations before minority interest, interest, income taxes, depreciation and amortization, gain on sales to joint ventures and the sale of land, recoveries relating to class action/securities litigation and Audit/Special Committee expenses. Adjusted EBITDA is a useful measure of our operating performance, as it provides us with a measure of our profitability, by removing the impact of our asset base (primarily depreciation and amortization), non-operating gains (losses), and the leverage from our operating results, enabling us to analyze our operating performance on a comparable basis to our competitors, regardless of capital structure.  Adjusted EBITDA, as calculated by us, may not be comparable to adjusted EBITDA reported by other companies that do not define adjusted EBITDA exactly as we define the term.  Adjusted EBITDA does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to operating income or net income determined in accordance with GAAP as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of liquidity.

The following tables present reconciliations of net income (loss) and net income (loss) from continuing operations as adjusted to add back the items described above for the three months and twelve months ended December 31, 2007 and December 31, 2006 (in thousands):

Adjusted Net Income (Loss)

	Three months ended		Twelve months ended
	December 31, 2007	Diluted EPS	December 31, 2007	Diluted EPS
Net income (loss)	$2,847	$0.07	$31,431	$0.76
(Gain) on sale of properties to joint venture and development land, net of minority interest (a)	(844)	(0.02)	(13,850)	(0.34)
(Gain)/loss on sale of student housing properties, net of minority interest (b)	9	—	(16,694)	(0.40)
	$2,012	$0.05	$887	$0.02

(a)          Gain on sale to joint venture and development land is $1,473 less $629 of minority interest for three months ended
Dec 31, 2007, and $24,341 less $10,491 of minority interest for the twelve months ended Dec 31, 2007.

(b)         Loss on sale of student housing properties is ($16) less ($7) of minority interest for the three months ended Dec 31, 2007, and $29,339 less $12,645 of minority interest for the twelve months ended Dec 31, 2007.

Adjusted Net Income (Loss) From Continuing Operations

	Three months ended December 31, 2007	Diluted EPS	Twelve months ended December 31, 2007	Diluted EPS
Net income (loss) from continuing operations	$2,913	$0.07	$13,511	$0.33
Gain on sale of properties to joint venture and development land, net of minority interest (a)	(844)	(0.02)	(13,850)	(0.34)
	$2,069	$0.05	$(339)	$(0.01)

(a)       Gain on sale to joint venture and development land is $1,473 less $629 of minority interest for three months ended
Dec 31, 2007, and $24,341 less $10,491 of minority interest for the twelve months ended Dec 31, 2007.

Adjusted EBITDA

	Three months ended December 31,		Twelve months ended December 31,
	2007	2006	2007	2006

Net income (loss) from continuing operations	$2,913	$(1,733)	$13,511	$(5,980)
Adjustments:
Minority interest from continuing operations	2,170	(1,340)	10,252	(4,625)
Gain on sale to joint ventures and development land	(1,473)	—	(24,341)	—
Interest expense	14,524	18,481	61,816	51,752
Income taxes	2,425	1,239	7,616	4,733
Depreciation and amortization	10,768	11,451	44,679	40,207
Class action/securities litigation and Audit/Special Committee expenses	(383)	1,123	1,844	7,821

Adjusted EBITDA	$30,944	$29,221	$115,377	$93,908